                                                                    EXHIBIT 10.4

                             SECURED PROMISSORY NOTE

$2,000,000                                               Dated: November 1, 1999


         FOR VALUE RECEIVED, the undersigned, DIGIRAD CORPORATION, a Delaware corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. I ("LENDER") the principal amount of Two Million Dollars ($2,000,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made to Borrower by Lender pursuant to the Loan and Security Agreement referred to below (the "LOAN AGREEMENT"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

         Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is 13.53% per annum based on a year of twelve 30-day months. Commencing on December 1, 1999, and continuing on the first day of each subsequent month (each, a "PAYMENT DATE"), Borrower shall make to Lender thirty-six (36) equal payments of principal plus accrued interest on the then outstanding principal amount in the amount of $67,899.60.

         Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender by wire transfer according to the wire transfer instructions set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of October 27, 1999, to which Borrower and Lender are parties. The Loan Agreement, among other things,
(a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         This Note may be not be prepaid except as set forth in Section 2.01(d) of the Loan Agreement.

         This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, plus the Applicable Premium, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

         Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

         Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.


                                       DIGIRAD CORPORATION

                                       By:    /s/ Scott Huennekens
                                          --------------------------------------

                                       Name:    Scott Huennekens
                                            ------------------------------------

                                       Title:   Pres. & CEO
                                             -----------------------------------